UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2014

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)
(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Shauna Gnorski, the Company’s current Chief Accounting Officer has announced her plans to resign from First Business Financial Services, Inc. (the “Company”) for personal reasons. To ensure a smooth transition while the Company conducts a thorough search for her replacement, Ms. Gnorski agreed to remain with the Company through March 13, 2015. Effective immediately, Mr. James Ropella will assume Ms. Gnorski’s role as Chief Accounting Officer (Principal Accounting Officer) on an interim basis and has agreed to postpone his retirement as Senior Vice President from the end of the fourth quarter of 2014 to the end of the first quarter of 2015. Following his retirement, Mr. Ropella’s previously announced consulting arrangement with the Company will begin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: December 30, 2014	By: /s/ Barbara M. Conley
Barbara M. Conley
Senior Vice President and General Counsel